As filed with the Securities and Exchange Commission on March 11, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVEO PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	04-3581650
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

75 Sidney Street

Cambridge, Massachusetts 02139

(617) 299-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tuan Ha-Ngoc

Chief Executive Officer

AVEO Pharmaceuticals, Inc.

75 Sidney Street

Cambridge, Massachusetts 02139

(617) 299-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven D. Singer, Esq. Cynthia T. Mazareas, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Joseph D. Vittiglio, Esq. Vice President, Corporate Counsel AVEO Pharmaceuticals, Inc. 75 Sidney Street Cambridge, Massachusetts 02139 (617) 299-5000	Patrick O’Brien, Esq. Paul M. Kinsella, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-163778

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	2,300,000 shares	$9.00	$20,700,000	$1,476

(1)	Includes 300,000 shares which the Underwriters have the option to purchase from the Registrant to cover over-allotments, if any.
(2)	Estimated in accordance with Rule 457(a).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of AVEO Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-163778), which was declared effective by the Commission on March 11, 2010, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 11th day of March, 2010.

AVEO PHARMACEUTICALS, INC.

By:	/s/ TUAN HA-NGOC
Name:	Tuan Ha-Ngoc
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TUAN HA-NGOC Tuan Ha-Ngoc	Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2010

/s/ DAVID JOHNSTON David Johnston	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2010

* Kenneth M. Bate	Director	March 11, 2010

* Douglas G. Cole	Director	March 11, 2010

* Ronald A. DePinho	Director	March 11, 2010

* Anthony B. Evnin	Director	March 11, 2010

* Nicholas Galakatos	Director	March 11, 2010

* Russell Hirsch	Director	March 11, 2010

* Raju Kucherlapati	Director	March 11, 2010

* Kenneth E. Weg	Director	March 11, 2010

* Robert C. Young	Director	March 11, 2010

* By:	/s/ TUAN HA-NGOC
Tuan Ha-Ngoc
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of WilmerHale

23.1	Consent of WilmerHale (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1*	Powers of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-163778) filed with the Commission on December 16, 2009.